Exhibit 99.1

Marpai Announces $12 Million Private Placement led by Mitchell Companies

Tampa, Florida — July 29, 2026 — Marpai, Inc. (“Marpai” or the “Company”) (OTCQX: MRAI), a leader in innovative healthcare technology, Third-Party Administration (“TPA”), and Pharmacy Benefit Management (“PBM”) services, today announced that it entered into securities purchase agreements with accredited investors in a private placement of newly designated convertible preferred stock. The offering was led by Mitchell Companies.

The investment is intended to accelerate Marpai’s growth trajectory, strengthen its technology-enabled healthcare services platform, advance the Company’s mission of delivering smarter, more efficient healthcare administration solutions for employers, members, brokers, and healthcare partners, and strengthen Marpai’s financial position.

Driving Innovation in Healthcare Administration

Marpai is redefining the TPA and PBM landscapes by empowering self-funded employers to maximize plan performance, drastically reduce healthcare spend, and elevate health outcomes for members. By seamlessly blending deep industry expertise with advanced, data-driven technology, Marpai delivers a uniquely transparent, proactive, and seamless benefits experience.

“The investment is a massive catalyst for Marpai,” said Damien Lamendola, CEO of Marpai. “This $12 million investment ensures we are well capitalized to execute our strategic vision, accelerate our technology roadmap, and scale our operations. Mitchell Companies shares our absolute commitment to transforming healthcare administration, and their financial backing provides both the capital and strategic alignment we need to execute the incredible market opportunities ahead and deliver unmatched value to our clients.”

Strong Leadership, Shared Vision

The transaction underscores Mitchell Companies’ commitment to partnering with high-growth businesses that feature exceptional leadership, highly scalable operational platforms, and clear pathways to market leadership.

“We are thrilled to back Marpai as they embark on this exciting next phase of growth,” said Steve Mitchell, Chairman of Mitchell Companies. “Our team has immense confidence in Damien Lamendola and the entire Marpai leadership group. We believe that Damien possesses the exact combination of visionary leadership, deep industry knowledge, and operational focus required to take the Company to new heights. We believe that Marpai is uniquely positioned to build a highly differentiated, world-class healthcare services platform that creates lasting value for employers and partners alike.”

Pursuant to the equity offering, the Company issued shares of newly designated convertible preferred stock (the “Preferred Stock”). 12,100 shares of Preferred Stock were sold at $1,000 per share, with an initial conversion price of $1.00.

The Preferred Stock provides that upon a liquidity event or a conversion to common stock, holders will be entitled to receive an 8% dividend payable in shares of common stock. Each share of Preferred Stock will automatically convert into shares of the Company’s common stock at the applicable conversion price upon a qualified public offering or a vote of sixty percent (60%) of the holders of Preferred Stock.

The securities described herein have not been registered under the Securities Act of 1933, as amended, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Mitchell Companies

Mitchell Companies is a family office and investment platform focused on building and supporting businesses across industrial services, technology-enabled services, healthcare, energy, and related sectors. Mitchell Companies partners with leadership teams to provide capital, strategic support, operational guidance, and long-term growth resources.

For more information about Mitchell Companies, visit www.mitchellgrowthequity.com.

About Marpai, Inc.

Marpai, Inc. (OTCQX: MRAI) is a healthcare technology company providing Third-Party Administration and Pharmacy Benefit Management services. The Company supports self-funded employer health plans with solutions designed to improve plan performance, manage healthcare costs, and enhance member outcomes.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties. Forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “guidance,” “may,” “can,” “could”, “will”, “potential”, “should,” “goal” and variations of these words or similar expressions. For example, we are using forward-looking statements when we discuss the expected closing of the offering, the expected use of proceeds, that the funding ensures that the Company is well capitalized to execute its strategic vision, accelerate its technology roadmap, and scale its operations, the belief that Mr. Lamendola possesses the combination of visionary leadership, deep industry knowledge, and operational focus required to take the Company to new heights and the belief that that Marpai is uniquely positioned to build a highly differentiated, world-class healthcare services platform that creates lasting value for employers and partners alike. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect Marpai’s current expectations and speak only as of the date of this release. Actual results may differ materially from Marpai’s current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business. Except as required by law, Marpai does not undertake any responsibility to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

More detailed information about Marpai and the risk factors that may affect the realization of forward-looking statements is set forth in Marpai’s filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov.

Investor Relations contact:

Steve Johnson

steve.johnson@marpaihealth.com